EXHIBIT 23.1

                              Wheeler Wasoff, P.C.
                          Certified Public Accountants

                          INDEPENDENT AUDITOR'S CONSENT



     We consent to use in this Registration Statement of AmeriVest Properties Inc. (the "Company") on Form SB-2 our report dated February 7, 2000, except for
Note 12 as to which the date is February 24, 2000 relating to the Company's financial statements appearing in this Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in this Registration Statement.

                                                     WHEELER WASOFF, P.C.

                                                     /s/ Wheeler Wasoff, P.C.

                                                     Denver, Colorado
                                                     March 24, 2000